EXHIBIT 21

                          SUBSIDIARIES

                                          States in Which
              Date         State of       Qualified as
Name          Incorporated Incorporation  Foreign Corporation

Agratech Seeds
  Inc.          6/25/82    Georgia        Alabama
                                          Arkansas
                                          Florida
                                          Illinois
                                          Indiana
                                          Kentucky
                                          Missouri
                                          North Carolina
                                          South Carolina
                                          Virginia

Agratrade Financing,
   Inc.         1/23/85    Georgia        Alabama
                                          Florida
                                          South Carolina
                                          North Carolina

Agvestments,
  Inc.          10/25/76   Georgia        Alabama
                                          Florida
                                          South Carolina

Carolina Golden Products
Company, Inc.   1/28/91    Georgia        South Carolina

Dixico Pet Food,
 Inc.           1/16/91    Georgia

Gk Finance
 Corporation    3/5/90     Delaware

Gk Stores, Inc. 1/22/88    Georgia        Florida
                                          South Carolina

GKX, Inc.       6/3/86     Territory
                           of Guam

Luker Inc.      12/12/68   Georgia        Alabama
                                          South Carolina